EXHIBIT 2.3
                                                                     -----------

                                    DELAWARE
                                The First State



         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF

         DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES: "CONSOLIDATED BALING MACHINE COMPANY, INC.", A FLORIDA LIMITED LIABILITY PARTNERSHIP,

         "FLORIDA WASTE SYSTEMS, INC.", A FLORIDA CORPORATION,

         WITH AND INTO "INTERNATIONAL BALER CORPORATION" UNDER THE NAME OF "INTERNATIONAL BALER CORPORATION", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF JULY, A.D. 2004, AT 11:48 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



















                      [SEAL]                    /S/ HARRIET SMITH WINDSOR
                                                --------------------------------
                                                HARRIET SMITH WINDSOR,
                                                SECRETARY OF STATE

2640223 8100M                                     AUTHENTICATION: 3269135
040559457                                                  DATE: 08-02-04
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                             CERTIFICATE OF MERGER

                                       OF

                  CONSOLIDATED BALING MACHINE COMPANY, INC. ,and


                           FLORIDA WASTE SYSTEMS, INC.,

                                      INTO

                         INTERNATIONAL BALER CORPORATION

                    ----------------------------------------
                     Pursuant to Section 252 of the General
                    Corporation Law of the State of Delaware
                    ----------------------------------------



         INTERNATIONAL BALER CORPORATION, a Delaware Corporation hereby certifies as follows:

         FIRST: The names of the constituent corporations arc International Baler Corporation, a corporation incorporated under the laws of the State of Delaware and Consolidated Baling Machine Company, Inc. and Florida Systems, Inc. each of which is incorporated under the laws of the State of Florida. Each of the constituent corporations is a wholly owned subsidiary of Waste Technology Corp., a corporation incorporated under the laws of the State of Delaware and which as the sole stockholder of each of the constituent corporations has consented to the Merger.

         SECOND: An Agreement and Plan of Merger dated July 22, 2004 has been approved, adopted, certified, executed and acknowledged by Waste Technology Corp., in accordance with Section 252(c)of the General Corporation Law of the State of Delaware..

         THIRD: The name of the surviving corporation is International Baler Corporation (the
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"Surviving Corporation").

         FOURTH: Article Fourth of the Certificate of Incorporation of the Surviving Corporation is hereby amended to read as follows:

         "FOURTH: The aggregate number of shares which the Corporation shall have the authority to issue is thirty-five million (35,000,000) shares consisting of twenty-five million (25,000,000) shares, designated as Common Stock, at par value of $.01 per share, and ten million (10,000,000) shares, designated as Preferred Stock, at a par value of $.0001 per share.

         (1)   Common Stock

               (a) Dividends. The holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of assets of the Corporation legally available therefor, such dividends may be declared from time to time by the Board of Directors.

               (b) Liquidation. Subject to the rights of any other class or of stock, the holders of shares of Common Stock shall be entitled to receive all the assets of the Corporation available for distribution to stockholders in the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, ratably, in proportion to the number of shares of Common Stock held by them. Neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, lease or exchange or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all the assets of the Corporation shall he deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, of the Corporation.

               (c) Redemption. Common stock shall not be subject to redemption.

               (d) Voting. Subject to the rights of any other class or series of stock and the provisions of the law of the State of Delaware governing business corporations, voting rights shall be deemed exclusively in the holders of Common Stock. Each holder of Common Stock shall have one vote in respect of each shares of such stock held.

         (2) Preferred Stock

         The Preferred Stock may be issued, from time to time, in one or more series, with such designations, preferences and relative, participating optional or other rights, qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions providing for the issue of such series which shall be adopted by the Board of Directors from time to time, pursuant to the authority herein given, a copy of which resolution or resolutions, shall have been set forth, in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective. Each series shall
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consist of such number of shares as shall be stated and expressed in such resolution or resolutions providing for the issuance of the stock of such series. All shares of any one series of Preferred Stock shall be alike in every particular. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

               (a) the, number of shares constituting that series and the distinctive designation of that series;

               (b) whether the holders of shares of that series shall be entitled to receive dividends and, if so, the rates of such dividends, conditions under which and times such dividends may be declared or paid, any preference of any such dividends to, and the relation to, the dividends payable on any other class or classes of stock or any other series of the same class and whether dividends shall be cumulative or noncumulative and, if cumulative, from which date or dates;

               (c) whether the holders of shares of that series shall have voting rights in addition to the voting rights provided by law and, if so, the terms of such voting rights;

               (d) whether shares of that series shall have conversion or exchange privileges into or for, at the option of either the holder of the Corporation or upon the happening of a specified event, shares of any other class or classes of stock of the Corporation and, if so, the terms or conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board of Directors shall determine;

               (e) whether shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon, or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f) whether shares of that series shall be subject to the operation of a retirement or sinking fund and, if so subject, the extent to and the manner in which it shall be applied to the purchase or redemption of the shares of that series, and the terms and provisions relative to the operation thereof;

               (g) the rights of shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and any preference of any such rights to, and the relation to, the rights in respect thereto of any class or classes of stock of any other series of the same class, and

               (h) whether shares of that series shall be subject or entitled to any other preferences, and the other relative, participating, or other special rights and qualifications, litigations or restrictions of shares of that series and, if so, the terms thereof.

         FIFTH: An executed copy of the Agreement and Plan of Merger is or file at the

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                                       32

principal place of business of the Surviving Corporation, International Baler Corporation, 5400 Rio Grande Avenue, Jacksonville, Florida 32205, and a copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation,

         SIXTH: The authorized capital stock of each of the constituent corporations is as follows:


                    (a) International Baler Corporation

                    Class                   Number
                    -----                   ------
                    Common                25,000,000

                    Preferred             10,000,000

                    (b) Consolidated Bailing Machine Co., Inc.

                    Class                   Number
                    -----                   ------
                    Common                       750


                    (c) Florida Waste Systems, Inc.

                    Class                   Number
                    -----                   ------
                    Common                       100

         SEVENTH: The Surviving Corporation agrees that it may be served with process in the State of Florida in any action or special proceeding for the enforcement of any liability or obligation of any domestic or foreign corporation, previously amenable to suit in Florida, which is a constituent corporation to this merger.

         EIGHTH: The Surviving Corporation hereby designates the Department of State of Florida as its agent upon whom process against it may be served. The post office address to which
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the Department of State of Florida shall mail a copy of any process against the corporation served upon it is: 5400 Rio Grande Avenue, Jacksonville, Florida 32205.


         IN WITNESS WHEREOF, International Baler Corporation has caused this Certificate of Merger to he executed in its name this 22nd day of July, 2004.

                                        International Baler Corporation



                                        By: William E. Nielsen
                                        ---------------------------------------
                                        William E. Nielsen, President
 Attest:

       [illegible]
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